Exhibit 10.3

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as “this Agreement“) is signed by and among the following parties in Changzhou on _November 8_, 2019:

Party A:	Changzhou Jiekai New Energy Technology Co., Ltd. (hereinafter referred to as the “Pledgee“), a wholly foreign-owned company established and validly existing under the laws of China, with its address at Room A507, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou；

Party B (including the following parties, are all shareholders of Party C, hereinafter referred to as the “Pledgor“) :

Serial No.	Shareholder	ID No./Unified Social Credit Code	Address	Proportion of Share Holding
1	Ye Jianhui	441623198708162758	5 Shuikou Team, Dongkeng Village, Longjie Town, Lianping County, GangdongProvince	28.716%
2	Chen Henglong	320402196304045010	Room 201, Unit C, Building 177, Cuizhu New Village, Tianning District, Changzhou City, Jiangsu Province	15.907%
3	Xinyu Xingcaitong Growth 2 Investment Partnership, LLP	91360502MA36UM6181	Room 906, New Economy Building,21 Kangtai Road, Yushui District, Xinyu City, JiangxiProvince	9.930%
4	Xinyu Xingcaitong Growth 1 Investment Partnership, LLP	91360502MA3644DE89	Room201, 42North Laodong Road, Yushui District, Xinyu City, Jiangxi Province	6.876%

5	Yao Ting	32118219820626002X	Room 301, Building 9, Lijing Garden, Yangzhong City, Jiangsu Province	6.710%
6	Xu Huajian	330106196602194015	Room 1502, Unit 3, Building 13, Wenjinyuan, Xihu District, Hangzhou	6.000%
7	Jin Peiyao	310110198302081043	Room 602, 1 Lane 138, Nandan Road, Xuhui District, Shanghai	5.059%
8	Hu Wenbin	320421197403044738	Room 102, Building 79-11, Qingliang New Village, Tianning District, Changzhou City, Jiangsu Province	4.800%
9	Zhong Lina	330381198304191422	52 South Xunhe Street, Baotian Area, Tangxia Town, Rui‘an City, Zhejiang Province,	4.500%
10	Lu Xiaohai	332602197609065812	3-15 Fangjianong Village,Datian Street, Linhai City, Zhejiang Province	4.180%
11	Liu Yihan	320483199905045229	10 Dafentou, Xiliutang Village Committee,Hengshanqiao Town,Wujin District, Changzhou City, Jiangsu Province	4.000%
12	Xie Yanhong	332602197905261009	2-6 Badie Village, Yongfeng Town,Linhai City,Zhejiang Province	1.821%
13	Chen Yanwen	34230119621023106X	Room 201, Building 1, 22 Nongke Lane,Langya District, Chuzhou City, AnhuiProvince	1.500%

Party C:	Jiangsu Baozhe Electric Technologies, Co., Ltd., a limited liability company established and validly existing under the laws of China, with its address at Room A508, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou.

In this Agreement, the Pledgee, the Pledgor and Party C are hereinafter referred to as “Party“ and collectively as “Parties“.

WHEREAS:

1．	The Pledgor is a citizen/enterprise of the People's Republic of China and owns 100% equity of Party C at the time of signing of this Agreement.

2．	Party C is a limited liability company registered in Changzhou City, China, and intends to confirm the rights and obligations of the Pledgor and the Pledgee hereunder and agrees to provide necessary assistance to complete the pledge registration procedures;

3．	The Pledgee is a wholly foreign-owned enterprise registered in China;

4．	The Pledgee, the Pledgor and/or Party C have entered into a number of cooperation agreements, and in order to ensure that the Pledgor fulfils its obligations under such agreements, the Pledgor shall provide the Pledgee with all the equity held by it in Party C as a pledge guarantee.

By consensus, the Parties hereby enter into this Agreement as follows:

1.	Definition

Unless otherwise provided herein, the following words shall have the meanings as follows:

1.1	Pledge: refers to real rights granted by the Pledgor to the Pledgee by way of security according to Article 2 hereof, that is, the rights enjoyed by the Pledgee to be compensated in priority with the proceeds from the discount, auction or sale of the equity pledged by the Pledg or to the Pledgee.

1.2	Equity: refers to all equity legally held by the Pledgor in Party C now and in the future.

1.3	Pledge period: refers to the period from the effective date of this Agreement to the termination date of the cooperation agreements.

1.4	Event of default: refers to any of the circumstances set out in Article 7 hereof.

1.5	Notice of default: refers to the notice issued by the Pledgee to announce the event of default pursuant to this Agreement.

2.	The Scope of Pledge and Pledge Guarantee

The Pledgor pledges all of its equity interests in Party C that it owns or will own in the future to the Pledgee to ensure that the Pledgor and/or Party C will strictly fulfil their duties and obligations under the following agreements and that the Pledgee acquires all rights and interests in accordance with the following agreements:

a)	Exclusive Management Consulting and Technical Service Agreement signed by and between the Pledgee and Party C on November 8, 2019 and its supplementary agreement (if any);
b)	Exclusive Call Option Agreement signed by and among the Pledgee, the Pledgor and Party C on November 8, 2019 and its supplementary agreement (if any);
c)	The Proxy Agreement signed by and between the Pledgee and the Pledgor on November 8, 2019 and its supplementary agreement (if any).

For the convenience of expression, the above agreements are collectively referred to as the “Cooperation Agreements”.

3.	Pledge Registration

The Pledgor and Party C shall, within three (3) working days from the date of signing this Agreement, register the pledge of this Agreement on Party C‘s Register of Shareholders, and apply for the pledge registration with the relevant administrative authorities for industry and commerce within ten (10) working days from the date of signing this Agreement.

All parties hereto jointly acknowledge that, to go through the industrial and commercial registration formalities for equity pledge, each party and other shareholders of Party C shall submit this Agreement or an equity pledge contract signed in the form required by the local administrative authority for industry and commerce of the place where Party C is located, which truly reflects the pledge information hereunder (hereinafter referred to as the “Pledge Contract for Industrial and Commercial Registration“) to the competent authority in charge of the registration of companies, and matters not covered in the Pledge Contract for Industrial and Commercial Registration shall still be subject to the provisions hereof. The Pledgor and Party C shall submit all necessary documents and go through all necessary procedures in accordance with Chinese laws and regulations as well as the requirements of relevant administrative authorities for industry and commerce, so as to ensure that the pledge will be registered as soon as possible after the application is submitted.

If the equity pledge registration fails to be completed due to the reason of the competent authority for the registration of companies, the Pledgor and Party C undertake that once the competent authority for the registration of companies agrees to handle the pledge registration, they will try their best to apply for the pledge registration in a timely manner.

4.	Custody of Pledge Voucher

4.1	Within three (3) working days from the date of signing this Agreement, the Pledgor shall deliver the capital contribution certificate issued by Party C to the Pledgee for custody, and Party C shall also deliver the Register of Shareholders bearing the equity pledge information to the Pledgee. The Pledgee shall maintain such information for the duration of the pledge as set forth herein.

5.	Representations and Warranties of the Pledgor

5.1	The Pledgor is the sole legal owner of the pledged equity.

5.2	The Pledgee shall have the right to dispose and transfer the equity in the manner stipulated herein.

5.3	The Pledgor does not have any other pledge or security interest in the equity other than this pledge.

6.	Commitment and Confirmation of the Pledgor

6.1	During the term of this Agreement, the Pledgor undertakes to the Pledgee that it shall:

6.1.1	except for the performance of Exclusive Call Option Agreement signed by and among the Pledgor, the Pledgee and Party C, not transfer the equity, nor shall it establish any security or other liability on the equity without the prior written consent of the Pledgee;

6.1.2	observe and enforce all laws and regulations relating to pledge of rights; upon receipt of a notice, instruction or suggestion issued or formulated by the competent authority regarding the pledge, present the said notice, instruction or suggestion to the Pledgee within three (3) working days, while complying with the said notice, instruction or suggestion, or raising objections and statements in respect of the above matters at the reasonable request or with the consent of the Pledgee;

6.1.3	notify the Pledgee of any event or notice received that may affect the equity of the Pledgor or the rights of any part thereof, and of any event or notice received that may alter any warranties or obligations of the Pledgor herein or affect the performance by the Pledgor of its obligations hereunder.

6.2	The Pledgor agrees that the rights of the Pledgee to the pledge acquried under the terms hereof shall not be interrupted or obstructed by the Pledgor or any other person through legal proceedings. The Pledgor warrants to the Pledgee that it has made all appropriate arrangements and signed all necessary documents to ensure that the performance hereof will not be adversely affected or hindered by its heirs, guardians, creditors, spouse or other third parties due to its death, incapacitation, bankruptcy, divorce or any other circumstances.

6.3	The Pledgor warrants to the Pledgee that it will sign in good faith and cause other parties with an interest in the pledge to sign all certificates of entitlement, covenants and/or performance required by the Pledgee, cause other interested parties to perform the acts required by the Pledgee, facilitate the exercise of the rights and authorization granted to the Pledgee hereunder, sign all documents relating to equity ownership with the Pledgee or its designated person (natural/legal person) and provide the Pledgee with all notices, orders and decisions relating to the pledge as it considers necessary within a reasonable period.

6.4	The Pledgor warrants to the Pledgee that, without the prior consent of the Pledgee, the Pledgor shall not receive any dividends or bonuses in respect of the pledged equity, such dividends and bonuses shall be deposited into the bank account designated by the Pledgor and shall be used first to pay off or offset the secured debts.

6.5	During the term of pledge hereunder, should Party C assigns any property or assets to the Pledgor due to liquidation or cessation of operations for any reason, such property or assets shall be paid to the Pledgor in order to pay off or offset the secured debts first.

6.6	The Pledgor warrants that it will observe and perform all warranties, covenants, agreements, representations and conditions hereunder. Should the Pledgor fails to perform or fully perform its warranties, covenants, agreements, representations and conditions, it shall compensate the Pledgee for all losses thus incurred.

7.	Event of Breach

7.1	The following shall be deemed as an event of breach:

7.1.1	The Pledgor or Party C fails to perform its obligations under any cooperation agreement on schedule and in full;

7.1.2	The Pledgor or Party C materially breaches any provision hereof;

7.1.3	The Pledgor transfers or intends to transfer the pledged equity without obtaining the written consent of the Pledgee.

7.2	The Pledgor shall immediately notify the Pledgee in writing should it becomes aware of or discovers that any of the events mentioned in this Article 7.1 or events that may lead to the foregoing have occurred.

7.3	Unless the event of breach under Article 7.1 has been remedied at the request of the Pledgee within twenty (20) days after the Pledgee has given the Pledgor a notice to remedy the breach, otherwise the Pledgee shall have the right to exercise the pledge according to the provisions of Article 8 hereof or in such manner as may be permitted by law.

8.	The Exercise of the Pledge

8.1	In the event of an breach as set forth in Article 7.1 hereof or any other circumstances which may be legally defined as breach, the Pledgee shall have the right to dispose of the pledged equity by means of discount, auction or sale of pledged equity in accordance with the provisions of relevant Chinese laws and regulations.

8.2	In the event that the Pledgee disposes of the pledge pursuant to this Agreement, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to realize the pledge.

9.	Assignment

9.1	The Pledgor shall have no right to assign its rights and obligations hereunder except with the prior consent of the Pledgee.

9.2	This Agreement shall be binding upon the Pledgor and its successors and permitted assignees, and shall be valid for the Pledgee and each of its successors and assignees.

9.3	The Pledgee may at any time assign all or any of its rights and obligations under the cooperation agreements to the designated person (natural person/legal person), under the circumstances, the assignee shall enjoy and assume the rights and obligations of the Pledgee hereunder as if it were a party to the original agreement. When the Pledgee assigns its rights and obligations under the cooperation agreements, at the request of the Pledgee, the Pledgor shall sign the relevant agreement and/or documents in connection with such assignment.

9.4	After the change of the Pledgee caused by the assignment, at the request of the Pledgee, the Pledgor and the new Pledgee shall enter into a new pledge agreement with contents consistent with this Agreement, and register it with the relevant administrative authority for industry and commerce.

9.5	The Pledgor shall strictly comply with the provisions hereof and of the cooperation agreements, perform its obligations under each agreement, and shall not conduct any action/inaction sufficient to affect the validity and enforceability of the agreement. Unless directed in writing by the Pledgee, the Pledgor shall not exercise any remaining rights to the pledged equity.

10.	Termination

On the date of termination of the cooperation agreements, this Agreement shall also terminate. The Parties shall cooperate with the Pledgee to go through the procedures for the removal of the pledge as soon as possible and within a reasonable and feasible time.

11.	Handling Fees and Other Charges

All costs and actual expenses incurred in connection with this Agreement, including but not limited to legal costs, cost of production, stamp duty and any other taxes and expenses, shall be borne by Party C.

12.	Applicable Law and Dispute Resolution

12.1	The conclusion, validity, interpretation, performance, modification and termination hereof and the resolution of disputes shall be governed by the laws of the People's Republic of China.

12.2	Any dispute arising from the interpretation or performance of this Agreement shall first be resolved by the Parties hereto through friendly consultation. Should the dispute remains unresolved within thirty (30) days after one party sends a written notice to the other parties requesting a negotiated settlement, either party may submit the dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with its arbitration rules.The arbitration shall take place in Shanghai and the language used shall be Chinese. The arbitration award shall be final and binding upon all parties.

12.3	In the event of any dispute arising from the interpretation or performance hereof or in the course of arbitration, the Parties hereto shall, except for the matters in dispute, continue to exercise their other rights and perform their other obligations hereunder.

13.	Severability

In the event that any one or more of the provisions hereof are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The Parties shall, through consultations in good faith, seek to replace the provisions that are invalid, illegal or unenforceable with those that are permitted by law and effective to the maximum extent desired by the Parties, and the economic effects of such effective provisions shall, as far as possible, be similar to that of those that are invalid, illegal or unenforceable.

14.	Supplementary Provisions

14.1	The annexes set forth herein shall constitute an integral part hereof.

14.2	Any modification, supplement or alteration hereto shall be made in writing and shall come into force upon signature or seal of the Parties.

14.3	This Agreement is made in sixteen (16) originals, with each of the Pledgee, the Pledgor and Party C holding one (1) copy, which shall bear the same legal effect.

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IN WITNESS WHEREOF, the Parties have caused this Equity Pledge Agreement to be executed by their authorized representatives and take effect on the date first written above.

IN WITNESS WHEREOF, the Parties have caused this Equity Pledge Agreement to be executed by their authorized representatives and take effect on the date first written above.

IN WITNESS WHEREOF, the Parties have caused this Equity Pledge Agreement to be executed by their authorized representatives and take effect on the date first above written.

Annexes:

a)	Party C‘s Register of Shareholders;

b)	Exclusive Management Consulting and Technical Service Agreement

c)	Exclusive Call Option Agreement

d)	Proxy Agreement

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